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                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

        This Assignment of Purchase and Sale Agreement (this "ASSIGNMENT") is made to be effective as of February 22, 2005, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("ASSIGNOR"), and BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Maryland corporation ("ASSIGNEE").

                                   BACKGROUND

        A. Assignor, as Purchaser, has entered into that certain Purchase and Sale Agreement dated as of February 22, 2005 (the "AGREEMENT"), with LBA-VIF Utah, LLC, a Delaware limited liability company, as Seller, in respect of an office building having a street address of 2383 Utah Avenue, El Segundo, California, as more particularly described in the Agreement.

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

                                    AGREEMENT

        For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor's interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor's duties as Purchaser under the Agreement.



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        EXECUTED to be effective as of the day and year first above written.

                                        ASSIGNOR:

                                        Harvard Property Trust, LLC,
                                        a Delaware limited liability company


                                        By:_____________________________________
                                        Name:___________________________________
        `                               Title:__________________________________



                                        ASSIGNEE:

                                        BEHRINGER HARVARD REIT I, INC.,
                                        a Maryland corporation


                                        By:_____________________________________
                                        Name:___________________________________
        `                               Title:__________________________________